Exhibit 99.1

Chembio Diagnostics Announces At-The-Market Program

MEDFORD, N.Y., June 27, 2017 -- Chembio Diagnostics, Inc. (Nasdaq: CEMI), a leader in point-of-care (POC) diagnostic tests for infectious diseases, today announced that it has established an "at-the-market" ("ATM") program through which it may offer and sell up to $21.2 million of common stock, from time to time, at Chembio's discretion, through Cantor Fitzgerald & Co., acting as sales agent. Sales of Chembio common stock under the ATM program may be made directly on or through the Nasdaq Capital Market, among other methods.  As of the date of this press release, the ATM program has not been utilized, and no shares have been sold under the ATM program.  The shares of common stock sold under the ATM program will be offered under Chembio's existing shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission ("SEC") on April 5, 2016.

Chembio intends to use the net proceeds from the ATM program, if any, for general corporate purposes, including, without limitation, the funding of future acquisitions, investments in its existing business operations, and working capital. Sales of stock, if any, under the ATM program will be made only at the time and up to the amount requested by Chembio at its sole discretion.

"This ATM facility is an important tool that will be used in a disciplined manner to support growth opportunities, specifically including acquisitions and investments in manufacturing operations, and other corporate purposes," stated Sharon Klugewicz, acting Chief Executive Officer of Chembio.

The offering of the shares under the ATM program will be made only by means of a prospectus supplement and accompanying base prospectus, which was filed today with the SEC. Copies of the prospectus supplement and accompanying base prospectus related to this offering may be obtained by contacting Cantor Fitzgerald & Co., Attention: Equity Capital Markets, 110 East 59th Street, New York, New York 10022, telephone: 212-829-7122.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor will there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $8.0 billion point-of-care testing market. Chembio markets each of its DPP® HIV 1/2 Assay, HIV 1/2 STAT-PAK® Assay, and SURE CHECK® HIV 1/2 Assay, with these Chembio brand names, in the U.S. and internationally, both directly and through third-party distributors.

Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies. This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products.

Headquartered in Medford, NY, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13485. Each of Chembio Diagnostic Systems, Inc. and RVR Diagnostics Sdn Bhd is a wholly-owned subsidiary of Chembio Diagnostics, Inc. For more information, please visit: www.chembio.com.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:

Chembio Diagnostics
Susan Norcott
(631) 924-1135, ext. 125
snorcott@chembio.com

Vida Strategic Partners (investor relations)
Stephanie C. Diaz
(415) 675-7401
sdiaz@vidasp.com